October 31, 2000



Crown Asphalt Products Company
215 South State Street, Suite 650
Salt Lake City, UT 84111

         Re:  Agreement to Purchase Property

Gentlemen:

         This letter, when executed by you and returned to the undersigned, shall evidence the Agreement between Refinery Technologies, Inc. ("RTI") and Crown Asphalt Products Company ("CAPCO") for the assignment of certain leases and the sale of certain real property as described in Exhibit "A" attached hereto (the "Property"). CAPCO desires to purchase, and RTI desires to sell, the Property, including the building, fixtures and improvements thereon, located at the south end of the Cowboy Asphalt Terminal ("CAT") property, except the property known as the Cardlock Service Station, as more fully described in the Exhibit "B" attached hereto (the "Cardlock Property") consisting of less than two acres alone 2561 South at approximately 1560 West in Woods Cross, Utah.

         1. The purchase price to be paid by CAPCO to RTI for the property is $280,750.00 ("Purchase Price").

         2. CAPCO will pay RTI a down payment of $16,000 at Closing (the "Down Payment"), and will execute a Promissory Note and Trust Deed for the balance of the balance of the Purchase Price. The Promissory Note will provide for interest at eight percent (8%) per annum and will have a ten (10) year term, with the principal and interest payments made to RTI on a monthly basis.

         3. RTI will execute and deliver to CAPCO a Quit Claim Deed transferring to CAPCO the Property described in Exhibit "A" located at the south end of the CAT property.

         4.       Closing will be effective as of November 17, 2000.

         5. RTI will prepare the formal agreements evidencing this transaction. Both RTI and CAPCO will use their best efforts to negotiate the formal agreements in good faith and to complete the transaction by such Closing.

         6. All leases, agreements and rents currently related to the Property which have not previously been assigned to CAT other

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Crown Asphalt Products Company
October 31, 2000
Page 2

                  than as set forth below, will be assigned to CAPCO effective at Closing. RTI will provide the necessary assistance in effecting such transfer.

         7. This Agreement and the Assignment of Leases shall not affect RTI's interest as Lessor in the Lease to Genesis Petroleum ("Genesis Lease"), or in any extension or renewal thereof, as more fully described on Exhibit "D" to the Assignment and Agreement dated September 11, 1998 (the "Assignment and Agreement").

         8. This Agreement is not subject to RTI holding clear title to the Property. The Property is subject to a Deed of Trust given by CAT as Trustor to Hancock/Geisler. CAT is the record title holder of the CAT property, including the property which is the subject of this Letter Agreement, and has held such title since approximately January 7, 1999. CAT has not deeded the Property to RTI as contemplated by RTI's interest in the Property is set forth in the Assignment and Agreement.

         9. Upon a dissolution of CAT, RTI will retain the right to the distribution of CAT's assets as provided for in Paragraph 5 of the Assignment and Agreement.

         10. In the event CAT elects to sell the Property and CAPCO does not exercise its right to purchase as provided in Paragraph 6 of the Assignment and Agreement, which right is assigned to CACPO hereunder, CAPCO will immediately offer such right to purchase to RTI.

         11. In the event the members of CAT desire to withdraw from CAT and, (i) the other member does not exercise its right to purchase the withdrawing member's units of membership interests in CAT; and (ii) thereafter CAPCO does not elect to acquire such interest as provided for in Paragraph 7 of the Assignment and Assumption, which right is assigned to CAPCO hereunder; CAPCO will immediately offer such right to acquire the units of membership in CAT to RTI.

         Please evidence the acceptance of the foregoing terms and conditions by RTI with the execution in the space provided below.

                                                 Sincerely,

                                                 REFINERY TECHNOLOGIES, INC.

                                                 Mark E. McSwain, VP President




Acknowledged, agreed and accepted this 17th day of November, 2000.

CROWN ASPHALT PRODUCTS COMPANY

Jay Mealey, President